EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement of Esterline Technologies Corporation on Form S-8, pertaining to the 2002 Employee Stock Purchase Plan, of our report dated December 9, 1999, incorporated by reference in the Annual Report on Form 10-K of Esterline Technologies Corporation for the year ended October 26, 2001.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
April 2, 2002